Exhibit 5
                         LAW OFFICES OF OSCAR FOLGER
                              521 Fifth Avenue
                          New York, New York  10175

                                                   (212) 697-6464
                                                   (212) 697-7833 (fax)


                                        January 28, 1997


Datatrend Services, Inc.
1515 Washington Street
Braintree, Massachusetts 02184

                    Re:  Form S-3 Registration Statement

Gentlemen:

      We have acted as counsel for Datatrend Services, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 4,069,100 shares of Common Stock, par value $0.01 per share and 183,200 Warrants (collectively, the "Securities"), which are the subject of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act").

      As counsel to the Company we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary in order to render the following opinion.

      On the basis of and subject to the foregoing, it is our opinion that the Securities issued or to be issued and sold or to be sold by the Company have been duly authorized and are, or, when issued and sold, will be duly issued and fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

      This opinion is to be used only in connection with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.

                                       Very truly yours,

                                       /s/ Oscar D. Folger
                                           Oscar D. Folger